Exhibit 5(a)

December 10, 2009

Tennant Company

701 North Lilac Drive, P.O. Box 1452

Minneapolis, Minnesota 55440

Ladies and Gentlemen:

          We have acted as counsel for Tennant Company, a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”) having an aggregate initial offering price of up to $175,000,000

(i)	unsecured unsubordinated debt securities of the Company in the form filed as Exhibit 4(f) to the Registration Statement, with appropriate insertions (the “Debt Securities”),

(ii)	preferred stock of the Company (the “Preferred Stock”) issuable directly or in exchange for or upon the conversion of Debt Securities or other Preferred Stock,

(iii)	fractional interests in Preferred Stock represented by depositary shares (the “Depositary Shares”), and

(iv)

common stock, par value $0.375 per share, of the Company (the “Common Stock”) , and associated rights under the Rights Agreement referred to below to purchase Series A Junior Participating Preferred Stock of the Company (the “ Associated Rights ”), issuable directly or in exchange for or upon conversion of Debt Securities or Preferred Stock.

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4(e) to the Registration Statement, with appropriate insertions (the “Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Trustee”). Each series of Preferred Stock is to be issued under the Restated Articles of Incorporation, as amended, of the Company (the “Articles of Incorporation”) and a certificate of designation (a “Certificate of Designation”) to be approved by the Board of Directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Minnesota (the “Minnesota Secretary of State”) in accordance with Section 302A.401 of the Minnesota Business Corporation Act. The Depositary Shares are to be issued under one or more deposit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Deposit Agreement”), to be entered into by the Company, a depositary to be named by the Company (the “Depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares. The Common Stock is to be issued under the Articles of Incorporation. The Associated Rights will arise under the Rights Agreement dated as of November 10, 2006 between the Company and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agreement”). The Indenture, the Articles of Incorporation, each Certificate of Designation , each Deposit Agreement and the Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

Tennant Company

December 10, 2009

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

We have examined or are otherwise familiar with the Articles of Incorporation and the Amended and Restated By-Laws of the Company (the “By-Laws”), the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that:

1.

upon (a) the due authorization, execution and delivery of the Indenture by the Company, and (b) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Indenture will be a valid and binding obligation of the Company;

2.

with respect to any Debt Securities, upon (a) the due authorization, execution and delivery of the Indenture, (b) the qualification of the Indenture under the Trust Indenture Act, (c) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Debt Securities, (d) the due execution and delivery of such Debt Securities, and (e) the due authentication by the Trustee of such Debt Securities pursuant to the Indenture, such Debt Securities will be valid and binding obligations of the Company;

3.

with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Minnesota Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, and (d) in the case of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or other Preferred Stock, completion of the actions in respect of such Debt Securities or other Preferred Stock referred to in paragraph 2 hereof or in this paragraph 3 (as the case may be), such Preferred Stock will be duly and validly issued, fully paid and nonassessable;

4.

with respect to any Depositary Shares, upon (a) the due authorization, execution and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Preferred Stock represented by such Depository Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Minnesota Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (d) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such Preferred Stock on the books of the Company in the name of the Depositary or its nominee, and (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Deposit Agreement, such Deposit Agreement will be a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement; and

Tennant Company

December 10, 2009

5.

with respect to any Common Stock and the Associated Rights, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock and the Associated Rights, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock and the Associated Rights, and (c) in the case of Common Stock and the Associated Rights issuable in exchange for or upon conversion of Debt Securities or Preferred Stock, completion of the actions in respect of such Debt Securities or Preferred Stock referred to in paragraph 2 or 3 hereof (as the case may be), such Common Stock and the Associated Rights will be duly and validly issued, fully paid and nonassessable, except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), the Company will remain duly organized, validly existing and in good standing under the laws of the State of Minnesota, there will not have occurred any change in the law or in the Articles of Incorporation or By-Laws affecting such authorization, issuance, execution, authentication, acknowledgement, delivery or filing, and no relevant Corporate Proceedings will have been modified or rescinded, (d) the terms of the Securities will be established in conformity with the applicable Governing Documents and so as not to violate or be void under any applicable law, (e) the Securities will be issued (i) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings (or, to the extent provided in the applicable Corporate Proceedings, upon exchange or conversion of any other Securities in accordance with the terms of such other Securities and the related Governing Documents), which consideration shall be lawful, and (ii) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings, (f) the number or amount of any Securities issued will not exceed the then remaining unreserved and unissued number or amount of such Securities authorized for issuance in the applicable Governing Documents, (g) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, and (h) none of the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor compliance by the Company with its obligations thereunder, will violate, conflict with or constitute a default or event of default under, or require any filing with or approval of any court or governmental body under, the Articles of Incorporation or By-Laws as then in effect, any law then applicable to the Company, any agreement or instrument then binding upon the Company, or any then effective order of any court or governmental body having jurisdiction over the Company.

Tennant Company

December 10, 2009

We have relied as to certain relevant facts upon certificates of public officials and certificates of and/or information provided by officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation. We have also relied, without investigation, upon the following assumptions: (a) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question or carry out their role in it, (b) each party to any instrument or agreement relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such instrument or agreement enforceable against it, (c) each party to any instrument or agreement relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, (d) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (e) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, (f) the conduct of the parties to any instrument or agreement relevant hereto has complied with any requirement of good faith, fair dealing and conscionability, (g) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of instrument or agreement relevant hereto, (h) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of any relevant jurisdiction are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in Minnesota or New York, as applicable, and are in a format that makes legal research reasonably feasible, and (i) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a published decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, and (i) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the laws of the State of Minnesota, the laws of the State of New York and the federal laws of the United States of America. We have assumed that New York law will be chosen to govern each Deposit Agreement.

Tennant Company

December 10, 2009

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ Sonia A. Shewchuk
Sonia A. Shewchuk